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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                   July 11, 2000


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
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State of incorporation   Commission File Number  IRS Employer Identification No.

                          250-900 East Hamilton Avenue
                               Campbell, CA 95008

                    (address of principal executive offices)

         Company's telephone number, including area code: (408) 626-2000

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ITEM 5. Other Items

On July 11, 2000, Registrant signed a definitive agreement to purchase Quantum Effect Devices, Inc., a publicly traded Delaware corporation located in Santa Clara, California. QED designs, develops and markets embedded microprocessor solutions targeted at communications, consumer appliance and office automation markets.

Under the agreement, Registrant will issue common stock to QED stockholders at an exchange ratio of 0.385 Registrant shares per QED share. Registrant expects to account for the transaction as a pooling of interests. The transaction is subject to the satisfaction of customary closing conditions, including QED stockholder approval and expiration of the regulatory waiting period.

More information regarding the merger is available in Registrant's registration statement on Form S-4 that was filed with the Securities and Exchange Commission on July 20, 2000.

Date:  July 25, 2000

                                            PMC-SIERRA, INC.

                                            /s/ John W. Sullivan
                                            ---------------------------
                                            John W. Sullivan
                                            Vice President, Finance and
                                            Principal Accounting Officer